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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                FEBRUARY 18, 2004
                                (Date of Report)



                       MANUFACTURED HOME COMMUNITIES, INC.
             (Exact name of registrant as specified in its Charter)



                                     1-11718
                              (Commission File No.)



             MARYLAND                                           36-3857664
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

 TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS                     60606
   (Address of principal executive offices)                    (Zip Code)


                                 (312) 279-1400
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         Manufactured Home Communities, Inc. (NYSE: MHC) today announced the investment of approximately $65 million of equity pursuant to its acquisition program. The Company has invested in 31 manufactured home and park model resort communities containing an aggregate of 12,746 sites. Of these, 11 of the properties are located in Florida, 10 of the properties are located in Arizona, and 10 of the properties are located in East Coast and Midwest locations. The properties also contain 1,640 sites available for expansion.

         The Company has acquired 13 manufactured home and resort communities containing 4,635 sites for an aggregate purchase price of approximately $100 million, utilizing debt proceeds of approximately $71 million and cash equity proceeds of approximately $29 million. The debt has an average coupon of 5.72% and an average life of almost nine years. Six of the properties containing 1,067 sites are located in Florida, three of the properties containing 1,546 sites are located in Arizona, two of the properties containing 934 sites are located in North Carolina, one property containing 420 sites is located in Pennsylvania and one property containing 668 sites is located in Illinois.

         The Company has invested approximately $29.7 million in preferred equity in six entities controlled by Diversified Investments, Inc. ("Diversified"). These entities own in aggregate 11 properties containing 5,054 sites. In addition, the Company has invested approximately $1.4 million in the Diversified entities managing these properties. Five of the properties containing 1,836 sites are located in Arizona, four of the properties containing 2,816 sites are located in Florida, one property containing 224 sites is located in North Carolina and one property containing 178 sites is located in South Carolina. The Company has also invested approximately $1 million with Diversified in four separate entities each controlling a resort property. One property is located in North Carolina, one property is located in New Jersey, one property is located in Wisconsin, and one property is located in Indiana. MHC intends to market all of these as affiliated properties and can acquire these properties in the future at capitalization rates of between 8% and 8.5% beginning in 2006.

         In December 2003, the Company acquired three resort communities containing 897 sites for an aggregate purchase price of $11.8 million utilizing approximately $8 million of debt proceeds with a weighted average coupon of approximately 6.2%. Two of the properties containing 518 sites are located in Arizona and one property containing 379 sites is located in Florida.

         Thomas Heneghan, CEO and President, commented, "To date MHC has invested approximately $65 million of equity of its previously announced acquisition program. We have substantially increased our presence in resort communities in Arizona and the East Coast. We continue to pursue asset acquisitions that have favorable customer demographics and cross-marketing opportunities."




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         The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, the Company's ability to maintain rental rates and occupancy with respect to properties currently owned or pending acquisitions; the Company's assumptions about rental and home sales markets; the completion of pending acquisitions and timing with respect thereto; the effect of interest rates as well as other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

         Manufactured Home Communities, Inc. owns or has an interest in 198 quality communities in 23 states consisting of 76,561 sites. MHC is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.






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SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.








                                          MANUFACTURED HOME COMMUNITIES, INC.




                                          BY: /s/ Michael Berman
                                              ----------------------------
                                              Michael Berman
                                              Vice President, Treasurer and
                                                Chief Financial Officer






DATE:  February 18, 2004